Exhibit 16.3  Letter dated February 26, 2007 from Spector & Wong, LLP


                        [SPECTOR & WONG, LLP LETTERHEAD]



February 26, 2007

United States
Securities And Exchange Commission
Washington, D.C. 20549

Re: Ingen Technologies, Inc. - Form 8-K/A to be filed on or about February 27, 2007

Dear Sir or Madam:

We have reviewed the disclosure made in the Form 8-K/A to be filed on EDGAR on or about February 27, 2007 by Ingen Technologies, Inc. We agree with the disclosures made in the filing.

Sincerely yours,
Spector & Wong, LLP


/s/ Harold Y. Spector
-------------------------------
By:  Harold Y. Spector, CPA

CC: Ingen Technologies, Inc.